                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 16th day of August, 2001.

BETWEEN:
                  MILINX  BUSINESS  GROUP,  INC., a company  incorporated  under
                  ------------------------------
                  the laws of Delaware, having an address at Suite 3827, 1001 Fourth Avenue, Seattle, Washington, 98154
                  (the "Company")

AND:              Thomas W. Loker
                  1022 Belleterre Drive
                  Danville, California
                  94506
                  (the "Employee")

WHEREAS Company wishes to engage the Employee as the Chief Operating Officer and President of Milinx Business Group, Inc.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and covenants and agreements hereinafter contained, and for other good and valuable consideration by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   EMPLOYMENT

1.1 Offer and Acceptance: Commencing August 17, 2001, the Company hereby offers employment to the Employee as Chief Operating Officer and President, and to assist the Company as set out herein, and the Employee hereby accepts such employment.

1.2 Full Time  Employment:  The Employee will devote his best  efforts,  skills,
    ---------------------
judgement and abilities to the performance of

1.3      Duties and Responsibilities:
         ---------------------------

     o business development strategies and implementation including corporate accounts, strategic alliances, marketing, communications and product material, sales, advertising, client operations, and training, sales and customer support operations

     o Lead the design, development and implementation of the software applications Application Services Model offered by 580880 BC Ltd.

          Milinx  Business  Services,   Inc.  Determine   appropriate   software
          platforms,   tools  and  environments  that  will  support  successful
          development of the software applications.

     o Produce the appropriate software architecture, align it with business initiatives focusing on building custom software product and solutions offerings based on ASP model and assist in managing current and future releases.

     o Establish and maintain internal software development group, through the definition of all roles and hiring requirements, that will develop these application services as the foundation of the company's software-services strategy.

     o    Work closely with CEO and CTO to determine  technical direction of the
          internal   software   development   effort  and  to  ensure   that  if
          successfully enforces the business strategy and policies.

The following are steps to be addressed over the first 60 days:

Step 1: Assessment
     The  objective  of the  Assessment  Step will be to validate and verify the
current  state  of  the  existing   company,   its   subsidiaries,   facilities,
intellectual  property  and other  assets  including  but not  limited  to...

     o    Intellectual property and technologies
     o    Current business plan and opportunities
     o    Shareholder base
     o    Assets and  liabilities  (both tangible and  intangible)
     o    Markets and their potential
     o    Financial status and structure
     o    Potential financing options and sources
     o    Internal and external assets and opportunities

     Also in the initial week or so of this period we will define a preliminary Public/Investor Relations strategy and release plan and initiate a year end closing of the books and other tactical steps to complete the S1 document.

Step 2: Synthesis
         Step  2 is  can be  otherwise  characterized  as  "War  Room"  planning
sessions  to  develop  the  revised   business   plans,   models  and  financing
requirements

     o    Define and agree on the mission and fundamental goals
     o    Define and agree on the opportunities
     o    Define and agree on the required assets
     o    Define and agree on Public/Investor relations plan

Model financial projections and alternatives (The goal will be to develop at least 2 potentially 3 financial models) Define the business plan (Both a strategic 5 year plan and a tactical 12 month plan will be completed) at least including the following proformas:

     o    Sources of revenues
     o    Salaries and Related Plans & Expenses
     o    Selling and Marketing Plans & Expenses
     o    Operational Plans & Expenses
     o    Administrative Plans & Expenses
     o    Research & Development Plans & Expenses
     o    Other  Income/Expenses
     o    Document Plan and Guidelines, Goals and Objectives
     o    Define corporate culture and agree on HR and incentive plan
     o    Secure Investment Banker Relationship

Step 3: Action
         The objective of Step 3 is to place into full swing the actions necessary to implement the tactical and strategic plans. o Begin financing activities

     o    Begin Staffing
     o    Inculcate staff in culture and initiate training
     o    Implement incentive plan
     o    Relaunch company
     o    Execute plan
     o    All other necessary objectives set by the CEO

The Employee must be familiar or familiarize himself with SEC regulations, Insider Trading and Disclosure Policies and all other Policies set by the CEO such as but not limited to: Policies making, Marketing Plan, Business Plan, Reporting Structure, SEC Filings, Reporting to the Board, Budgeting, Accounting Review, Legal, Sales; Client Services; Product Development; Telecommunications; Business Operations; Human Resources; Work Processes; and other necessary operations to build and achieve the revenue targets, gross profit, sales, products development, network development and other goals set by the company for sustained business growth and these policies must be followed, fully and completely..

1.4 Fulfilment of Duties: The Employee will at all times obey and carry out all lawful orders given to him by the CEO and Board of Directors of the Company. The Employee must be well communicated with the CEO, CFO and CTO.

1.5 Follow  Company  Policies:  The Employee will adhere to all of the Company's
    -------------------------
policies, rules, systems and procedures including the Disclosure, Insider Trading and Information Security policies and act in a reasonable manner to assure all employees follow these policies and all policies of the Company. The Company will do its best to familiarize the Employee with such policies, rules, systems and procedures, but reserves the right to change the provisions of these at any time.

2.       SALARY AND BENEFITS

2.1
(a) Annual Salary: The Company will pay the Employee $40,000 for the first 60 days. The Employee will be paid a quarter of his salary due and payable two banking days by executing of this formal agreement an additional quarter of his salary will be paid on or before Friday August 31, 2001 the remaining 50% will be due and payable in two payments on the 15th and 30th days of September.

After the 60th day (October 16, 2001), his base salary will be $250,000 per year ($75,000 deferred until business plan funding) paid twice a month on the 15th and the last day of the month. The Employee is responsible for the operation and its results. An annual increase is subject to Board approval based on his performance review and the Employee has no right to claim against the Company for any delay of payment or increase. If the Employee or the company does not meet the criteria, the Board will determine the any amount of said annual increase.

The Employee will be responsible for any usual statutory source deductions, including income tax and other deductions required by applicable government legislation for the first 60 days or until a payroll system is in place.

(b) Performance Bonus - $150,000 for meeting mutually agreed milestones (to be determined during first 60 days) Subject to majority of Board Approval.

2.2 Stock  Option:  The Company will provide the Employee a Stock Option plan as
    -------------
follows:

- 200,000 shares upon accepting the offer and vested after 60 days as long as the Employee's status has not changed before the 60 days. In the event of termination prior to the date, the entitled option shall be calculated as accrual daily from the sign up date to the ending day of the employment. The Employee must provide his signed original of the Milinx Insider Trading Policy to the Company prior to any entitlement.

- 800,000 shares vesting over one year at the rate of 1/12 per month starting on October 16, 2001. The options will be offered at an exercise price of the low of the last 30 days prior to the execution of this agreement.

If the Employee is employed by the Company a liquidity event such as sale or merger of the Company will cause all his stock options set out above to vest upon completion of such sale or merger.

These option shares will not continue to vest if the Employee is not with Milinx. The number of common shares shall be adjusted for splits, combinations.

2.3 Reimbursement of Business Expenses:  The Company will reimburse the Employee
    ----------------------------------
for pre-approved out-of-pocket expenses, reasonably incurred in connection with the performance by the Employee of his duties pursuant to the provisions of this Agreement, provided that any single expenditure in excess of $2,500.00, or aggregate monthly expenditures in excess of $10,000.00 per month, will require the prior written authorization of the CFO or CEO. After the events, it is the Employee's duty to provide detailed reports with all receipts, business cards, and meeting results with the pre-authorized forms.

All of purchases of $500.00 or more must be made after comparing at least three quotes.

2.4 Vacations: The Employee shall be entitled to 3 weeks annual vacation and all
    ---------
statutory holidays stipulated in the standards of Washington, which shall accrue on a monthly basis after the first 90 days probationary period. The yearly entitlement shall accrued to a maximum balance of 1 1/2 months accrued vacation. All accruals beyond this 1 1/2 month balance will be lost if not used prior to exceeding this limit.

All vacations must be approved by the CEO or Chairman of the Board.

2.5  Parking:  The  Company  shall  provide  a  standard  parking  space for the
     -------
Employee's vehicle providing there is space available on the premises. Currently there are no arrangements.

2.6 Group  Benefits:  The Employee will be eligible for the  Executive  employee
    ---------------
benefits plan offered by the Company as arranged by the COO and approved by the Board. Currently the Company does not have any arrangements.

2.7.  Education  and  Training:  The Company  may,  at its  option,  if and when
      ------------------------
requested by the Employee, enrol the Employee in such educational and training courses requested by the Employee. If the Board approves an educational or training course, the Company will reimburse the Employee, or pay for, all course fees, travel and accommodations, provided that the Company pre-approves all such expenses. The Employee will be responsible for the Employee's food and entertainment including alcohol. In the event the Employee terminates this agreement within one year following termination of any educational and training course or membership paid for by the Company, the Employee will reimburse the

Company for the costs incurred by the Company in respect such course, or courses or membership, including all related travel and accommodation expenses.

3.       OWNERSHIP OF INTELLECTUAL PROPERTY

3.1 Title to Property:  The Employee  covenants and agrees with the Company that
    -----------------
he will fully and freely (and without expense to the Company) communicate to the Board and CEO, and the Employee hereby assigns to the Company, all discoveries, concepts, inventions or improvements, whether patentable or not, made, discovered, conceived, invented or improved by the Employee as well as any ideas, plans, concepts, copyrightable materials, copyrights, trademarks, trade dress and any other intellectual property conceived or created by the Employee (hereinafter collectively called the "IP Rights") during the period commencing on the date hereof and ending on the date the Employee ceases for any reason to be an employee of the Company and in any way relating to any process, formula, plan, skill, method of advertising, marketing, research, equipment, device, or method of doing business, developed or being developed, made, used, sold or installed by or made known to the Employee during the period of his employment hereunder or resulting from or suggested by any work which the Employee may do for the Company or its affiliates at the request of the Company or its affiliates and relating to any business carried on or proposed to be carried on by the Company or its affiliates. The Employee further agrees that he will, at the expense of the Company at all times (both during the period of his employment hereunder and at all times thereafter) assist the Company, its affiliates or their nominees in every way to protect the rights of the Company and its affiliates under this section 3 and to vest in the Company or its affiliates the entire right, title and interest, including, without limitation, the copyright, in and to any and all of the IP Rights and that he will not disclose to any person, firm or company or use any such IP Rights for his own purposes or for any purposes other than those of the Company and its affiliates. The Employee hereby represents and warrants to the Company and its affiliates that he does not currently have any IP Rights that have not been assigned to the Company or its affiliates and, to the extent that such representation and warranty is incorrect in any way, the Employee hereby sells, assigns and transfers to the Company and its affiliates any and all IP Rights which the Employee currently has. The Employee hereby irrevocably and expressly waives in favour of the Company any and all moral rights arising under the Copyright Act (Canada) and worldwide, as amended or superseded, or any similar legislation in other jurisdictions and the Employee agrees that the Company may use or alter all work product of the Employee, as the Company sees fit in its absolute discretion.

3.2 Return of Documents or Corporate  Properties:  The Employee  shall return to
    --------------------------------------------
the Company any corporate properties including laptop, printer, cell phone and their accessories, files (electric format) documents, software, manuals, reports, charts, equipment or any other materials used in connection with his employment forthwith after any written request for return thereof is received from the Company and the Employee shall not retain any copies.

3.3  Severance:  If the Company  decided for whatever  reason to terminate  your
     ---------
employment with the Company, then the Company agrees to pay out to Employee a severance payment of one month of paid severance for each month employed up to a maximum of 6 months but not before a continuous 90 days of employment probationary period, subject to the usual statutory deductions, including income tax and other deductions required by applicable government legislation.

In addition, the Employee shall receive all shares granted and options that had vested to date after 60 days but not before a continuous 60 days of employment probationary period.

4. TERM OF EMPLOYMENT
   ------------------

4.1 Term: The term of this Agreement shall commence on August 17, 2001 and shall
    ----
continue thereafter for a term of two years, unless terminated earlier in accordance with this Agreement (the "Term"). There will be a 60 day probation period. The term of this probation shall commence on August 17, 2001.

4.2  Termination  with Notice:  The Company may terminate the  employment of the
     ------------------------
Employee prior to the expiry of the Term, without cause, by either:

         (a) providing the Employee with the minimum five business days notice, as amended or replaced from time to time, in which case the Employee's employment will terminate at the end of such notice period; or

         (b) paying the Employee an amount equal to one months salary for every one months of continuous employment up to a maximum of six months otherwise accrued over the period of time referred to in section 4.2(a) above in which case the Employee's employment will terminate immediately.

         Should his employment be terminated without cause you will be eligible to receive a severance payment of one month of paid severance for each month employed up to a maximum of 6 months but not before a continuous 90 days of employment probationary period. The 6 months entitlement must be after the first anniversary date of his employment with good performance review by the Board. The entitlement will be considered by the Board and the Employee should not make any claims against the Company.

4.3 Termination without Notice: If the Employee:
    --------------------------

          (i) is guilty of dishonesty;

     (ii) is guilty of conduct detrimental to the business of the Company and the Board;

     (iii)is unable to perform the Employee's duties as required by the Company and the Board for a period of three consecutive months because of sickness, accident or other cause;

     (iv) carries on or is engaged in the business during company time of providing internet sales services which are in competition with the company's products and services;

     (v) fails to account for any monies which come into the Employee's possession as a result of the Employee's activities as an employee of the Company;

     (vi) fails to carry out the services and duties to be performed by the Employee pursuant to the provisions of this Agreement; or

     (vii) breaches any of the covenants set out in this Agreement,

then, and not otherwise, the Company may immediately terminate this Agreement and the Employee's employment without any notice.

4.4 Termination by Employee:  The Employee may terminate his employment  without
    -----------------------
cause at any time prior to the expiry of the Term by giving the Company an advance written notice to the Board two months minimum. During the Notice period, if the Employee does not perform as his duties or damage the operation, the Company has a right to terminate his employment with Cause immediately. In this case, the Employee does not have any rights to claim against the Company. The Employee will be responsible for any legal costs the employee may cause.

5. NON-COMPETITION AND RESTRICTIVE COVENANT
   ----------------------------------------

5.1  Restriction  During  Employment:  Throughout  the period of the  Employee's
     -------------------------------
employment with the Company, the Employee will render its services solely for the account and benefit of the Company and will not, without the written consent of the Company, carry on or be engaged in providing such services on the Employee's own account or for the account of others.

5.2 Restrictions After Termination: The Employee agrees that upon termination of
    ------------------------------
its employment for any reason whatsoever, whether by the Employee or by the Company, the Employee will not, throughout the periods of time referred to in section 2.3 below, directly or indirectly, alone or in association with any other person, firm or corporation, or as an employee, shareholder, principal, agent or director of any other firm or corporation:

         (i) solicit or accept any business from any present or former customers or clients of the Company, or its affiliates that is deemed to be in competition with the any of the Company's or its' subsidiaries business(s);

         (ii) solicit or accept any business from any computer programmer engaged by the Company unless such programmer(s) was engaged in these independent activities prior to engagement by the Company;


         (iii) without the consent of the Company, which consent may be withheld for any reasons, solicit, engage or employ any person who was an employee or contractor of the Company on the date of termination of the Employee's employment with the Company, or during the six months preceding such date unless such employee(s) was brought to the Company by Employee and therefore such consent shall not be unreasonably withheld; or

         (iv) compete with or engage or be financially concerned or interested in or advise, lend money to, guarantee the debts or obligations of any business or any part thereof of the same kind carried on by the Company or its affiliates during the term of the Employee's employment, throughout Canada or the United States.

5.3 Duration of Restrictive Covenant
    --------------------------------

     Time from Commencement of
     Employment to Date of Termination       Duration of Restrictive Covenant
     ---------------------------------       --------------------------------

     zero to six months                      three months

     more than six months to 24 months       one year

     more than twenty-four months            three years


6. CONFIDENTIALITY COVENANT
   ------------------------

6.1 Definition of Confidential Information:  For the purposes of this Agreement,
    --------------------------------------
"Confidential Information" means all information, data, trade secrets, technology, knowledge and know-how, in whatever form and however communicated, relating directly or indirectly to the Company and its affiliates, or their respective businesses, operations, joint ventures, partnerships, properties, products, markets, customers, techniques or strategies, financial positions, pricing, costs, financial statements, processes, facilities, research activities or technical studies, that is delivered or disclosed by the Company to the Employee or which the Employee learns or obtains through its employment by the Company.

6.2 Confidentiality: All Confidential Information shall be treated as secret and
    ---------------
confidential by the Employee and shall not be disclosed by the Employee to any person without the prior consent of the Company (which consent may be arbitrarily withheld) except to the extent that the Employee is required by court order to disclose the Confidential Information.

6.3  Fiduciary  Relationship:  The  Employee  acknowledges  and agrees that as a
     -----------------------
result of the sensitive nature of the Confidential Information, the Employee holds the same in trust for the Company and its Authorized Representatives and the Employee stands in a fiduciary relationship with the Company.

6.4 Use of  Confidential  Information:  The Employee  will not use  Confidential
    ---------------------------------
Information for any purpose other than for carrying out its obligations as an employee of the Company.

6.5 Authorized  Representatives:  The Employee shall take all reasonable efforts
    ---------------------------
to minimize the risk of disclosure of the Confidential Information by ensuring that only authorized representatives of the Company whose duties require them to possess the Confidential Information will have access thereto, and shall take all reasonable precautions to safeguard and preserve the confidentiality of the Confidential Information in accordance with this Agreement.

6.6  Ownership:  All  right,  title  and  interest  in and  to the  Confidential
     ---------
Information shall remain the exclusive property of the Company. No interest, licence or other right respecting the Confidential Information is granted hereby to the Employee by the Company.

7. GENERAL
   -------

7.1  Reasonableness:  The parties agree that all  restrictions in this Agreement
     --------------
are necessary and fundamental to the protection of the business of the Company and that all such restrictions are reasonable and valid.

7.2 Continuing  Obligation:  Notwithstanding the termination of the Employee for
    ----------------------
any reason, the Employee will continue to be bound by the terms of Articles 5 and 6 of this Agreement to the extent set out in those Articles.

7.3 Indemnity:  The Employee shall  indemnify and hold harmless the Company from
    ---------
any and all damages, losses, costs and expenses (including without limitation legal fees on a solicitor and own client basis) which may arise directly or indirectly from the Employee's breach of any of the Employee's covenants set out under Articles 5 and 6 hereof.

7.4 Remedies: The Employee acknowledges to the Company that the Company would be
    --------
irreparably damaged if any of the provisions contained in Articles 5 and 6 of this Agreement are not performed by the Employee in accordance with the terms set out herein. The Employee agrees that the Company shall have the right to an immediate injunction or other available equitable relief in any court of competent jurisdiction enjoining any breach or threatened breach of this Agreement by the Employee.

7.5  Governing  law:  This  Agreement  shall be  governed  by and  construed  in
     --------------
accordance with the laws of California and the applicable federal laws of the USA, and the parties hereby attorn to the exclusive jurisdiction of the Washington courts.

7.6 Severability:  Should any part of this Agreement be declared or held invalid
    ------------
for any reason, such invalidity shall not affect the validity of the remainder which shall continue in force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

7.7 Right of Set-off:  The Company may, at its  discretion,  set-off any amounts
    ----------------
owing to the Employee against amounts owed by the Employee to the Company.

7.8 Entire  Agreement:  This  Agreement  embodies the entire  understanding  and
    -----------------
agreement between the parties with respect to the subject matter hereof, and supersedes any prior understandings and agreements relating thereto.

7.8 Personal  Nature:  This Agreement is a personal service contract and may not
    ----------------
be assigned in whole or in part by the Employee.

7.9 Enurement: This Agreement shall ensure to the benefit of and be binding upon
    --------
the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the date first written above. The Employee reviewed the company's SEC filings thoroughly and fully understood the financial or operational conditions of Milinx and its subsidiaries and has signed the attached Disclosure, Insider Trading and Information Security Policies.


                                  )  MILINX BUSINESS GROUP INC.
EXECUTED by                       )  per:
MILINX BUSINESS GROUP INC.        )
                                  )  ---------------------------------------
                                  )  Authorized Signatory
                                  )
                                  )
in the presence of:



--------------------------
Witness


EXECUTED by                       )
                                  )
                                  )
-----------------------------     )
in the presence of:               )
                                  )
                                  )
                                  )
--------------------------------- )------------------------------------------
Witness                              Thomas Loker